Exhibit 10.21

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT is entered into on this 9th day of November 2015, by and between Christopher Stark (“EMPLOYEE”) and Ballantyne Strong, Inc. (“COMPANY”). For purposes of this Agreement, EMPLOYEE and COMPANY shall be collectively referred to as the “Parties.”

EMPLOYEE was employed by COMPANY as an at-will employee and pursuant to his December 20, 2013 Executive Employment Agreement (“EMPLOYMENT AGREEMENT”), his employment will be terminated effective November 6, 2015 without Cause. Pursuant to Section 17 of the EMPLOYMENT AGREEMENT, EMPLOYEE shall resign from any COMPANY office as of the Termination Date. This termination is without Cause as defined in the EMPLOYMENT AGREEMENT. EMPLOYEE agrees and understands that the EMPLOYMENT AGREEMENT is hereby terminated, but that certain provisions of that EMPLOYMENT AGREEMENT continue to survive pursuant to Section 15 of the EMPLOYMENT AGREEMENT, including, but not limited to, Sections 11 and 13. COMPANY has offered, and EMPLOYEE has agreed to accept, these separation benefits in exchange for a release from EMPLOYEE, which shall be governed by the terms and conditions of this Separation and Release Agreement set forth below.

1. Employment and Insurance Coverage Dates. EMPLOYEE’S separation from employment with COMPANY is hereby acknowledged and agreed to be effective at the close of business on November 6, 2015 (“Termination Date”). EMPLOYEE’S health insurance benefits will cease on November 30, 2015, subject to EMPLOYEE’S right to continue his health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). EMPLOYEE’S participation in all benefits and incidents of employment including, not limited to, accrual of bonuses, vacation and paid time off, ceases as of the Termination Date.

2. Separation Payments. On the first payday that occurs after the date which is ten (10) days after the date on which this Agreement becomes effective and no longer revocable (“the Initial Payment Date”), COMPANY agrees to begin to pay and EMPLOYEE agrees to accept separation payments in the gross amount of $191,618.30 (“Separation Payments”). All Separation Payments shall be subject to deductions and applicable withholding, including federal and state income taxes, Medicare and FICA amounts, and the Employee portion of COBRA payments if applicable. The Separation Payments shall consist of: 1) EMPLOYEE’S base salary for a period of six (6) months in the gross amount of $104,313.30 (which shall be paid over a six-month period in accordance with the COMPANY’s typical payroll schedule); and 2) a single lump-sum payment in the gross amount of $87,305.00 (in lieu of EMPLOYEE’s long-term incentive payment) which shall be paid, subject to withholdings, on the Initial Payment Date. In addition, the Company shall pay the employer portion of EMPLOYEE’s health care costs for a period of six (6) months through COBRA, if EMPLOYEE elects COBRA coverage. EMPLOYEE acknowledges that the Separation Payments are more than that to which he is legally entitled.

3. Unemployment Benefits. It is understood and agreed that COMPANY will not seek to disqualify EMPLOYEE from receiving unemployment compensation benefits for which he may otherwise be entitled and that for purposes of such unemployment benefits, EMPLOYEE’S separation from employment shall be treated as a termination without cause. COMPANY does not control the ultimate determination for an award of unemployment benefits, and it will respond truthfully to requests for information from the appropriate state agency. COMPANY will not appeal any award of unemployment compensation to EMPLOYEE.

1

4. 401(k) Retirement Plan. It is understood and agreed that EMPLOYEE did participate in a retirement plan offered by COMPANY and therefore COMPANY has no further obligation to withhold any deductions nor make any contributions to any such plan on behalf of EMPLOYEE. Therefore, for purposes of the retirement plan, EMPLOYEE is no longer considered an employee and voluntary contributions will not be withheld from the separation payment.

5. Release of Claims. EMPLOYEE agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to EMPLOYEE by the COMPANY and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). EMPLOYEE, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that EMPLOYEE may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from EMPLOYEE’S employment relationship with the COMPANY, EMPLOYEE’S EMPLOYMENT AGREEMENT, the termination of that relationship, or the failure or refusal to provide EMPLOYEE with any benefits pursuant to any employee benefit plan or arrangement maintained, administered, sponsored, or funded by the COMPANY;

b. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

c. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act;; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974 (including but not limited to any claim for denial of benefits, interference with benefits, or breach of fiduciary duty); the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; any and all amendments to any such laws; and other applicable federal, state, or local fair employment and anti-discrimination statutes not listed above;

d. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

e. any and all claims for attorneys’ fees and costs.

2

EMPLOYEE agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, EMPLOYEE’S right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the COMPANY (with the understanding that any such filing or participation does not give EMPLOYEE the right to recover any monetary damages against the COMPANY; EMPLOYEE’S release of claims herein bars EMPLOYEE from recovering such monetary relief from the COMPANY).

6. Acknowledgment of Waiver of Claims under ADEA. EMPLOYEE acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. EMPLOYEE agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. EMPLOYEE acknowledges that the consideration given for this waiver and release is in addition to anything of value to which EMPLOYEE was already entitled. EMPLOYEE further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement will not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event EMPLOYEE signs this Agreement and returns it to the COMPANY in less than the 21-day period identified above, EMPLOYEE hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

7. Confidentiality. EMPLOYEE agrees that the existence of this Agreement and its terms and conditions are to be held in strict confidence. EMPLOYEE further agrees not to disclose the existence or terms of this Agreement to any past, present or future agent or employee of COMPANY or any other individual or entity except EMPLOYEE’S spouse, his tax consultants, accountants and attorneys, state and federal taxing authority (if required and upon request), or as may be otherwise required by law. This provision will not prevent EMPLOYEE from disclosing the fact that COMPANY employed him through November 6, 2015.

8. No Claims. EMPLOYEE represents that he has not filed any complaints or lawsuits against COMPANY with any court and that he will not do so at any time hereafter involving COMPANY and relating to any matter arising prior to the date of this Agreement. EMPLOYEE likewise represents that he has not suffered any discrimination on account of his age, sex, national origin, marital status or any other protected status and none of these has been an adverse factor used against him by COMPANY; that he has not suffered any job-related wrongs or injuries for which he might still be entitled to compensation or relief such as an injury for which EMPLOYEE might receive a workers’ compensation award in the future; EMPLOYEE has not been denied any leave to which he is legally entitled; EMPLOYEE acknowledges that he has reported workplace injuries or illnesses, if any; EMPLOYEE has no knowledge of any wrongdoing by the COMPANY that would subject COMPANY to any harm, civil or criminal; EMPLOYEE acknowledges that he has been paid in full for all hours worked and there is no compensation or benefits owed to him whatsoever other than the specific payments set forth in this Agreement; and that EMPLOYEE has provided no information, oral or in writing, to anyone that involves any wrong doing, civil or criminal, by COMPANY that has not been disclosed in writing to COMPANY.

3

9. COMPANY Property. EMPLOYEE understands and agrees that he shall return any and all COMPANY files, keys, equipment and any and all documents and property belonging to COMPANY. EMPLOYEE further states that he has not retained any documents or electronic information or data, or any copies thereof, belonging to COMPANY, other than his laptop, which the COMPANY has permitted EMPLOYEE to retain, subject to the device being reviewed and cleaned by the COMPANY’s IT department. EMPLOYEE further states that he has not damaged, marred, spoiled, ruined or otherwise destroyed any property, equipment or electronic files belonging to COMPANY and acknowledges that COMPANY may hold EMPLOYEE liable for any damage caused by EMPLOYEE to the property, equipment and electronic files belonging to COMPANY, whether such damage is currently known or subsequently discovered after EMPLOYEE’S separation of employment. EMPLOYEE’S signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to EMPLOYEE by the EMPLOYEE, developed or obtained by EMPLOYEE in connection with his employment with the COMPANY, or otherwise belonging to the COMPANY.

10. Trade Secrets and Confidential Information/COMPANY Property. EMPLOYEE reaffirms and agrees to observe and abide by the terms of the General Confidentiality Obligations set forth in the COMPANY’S employee handbook, specifically including the provisions therein regarding nondisclosure of the COMPANY’S trade secrets and confidential and proprietary information, and non-solicitation of COMPANY employees. Moreover, EMPLOYEE reaffirms that confidentiality obligation set forth in his EMPLOYMENT AGREEMENT.

11. Non-disparagement and Letter of Reference. EMPLOYEE agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from soliciting for business or interfering with the contracts and relationships of any of the Releasees have with their current or former customers. COMPANY agrees that it will provide a positive letter of reference to EMPLOYEE in a form substantially similar to the draft letter attached as Exhibit 1 to this Agreement. COMPANY agrees to provide EMPLOYEE with the original letter of reference on COMPANY letterhead within ten (10) days of his execution of this Agreement, provided that it is not revoked pursuant to Section 6.

12. Non-solicitation; Cooperation. EMPLOYEE agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, EMPLOYEE will not directly or indirectly solicit any of the COMPANY’S employees to leave their employment at the COMPANY. EMPLOYEE reaffirms the Non-Solicitation obligation contained in his EMPLOYMENT AGREEMENT. Nothing herein, including the confidentiality and non-disparagement provisions, shall be construed to limit EMPLOYEE’S right to (1) respond accurately and fully to any question, inquiry or request for information when required by legal process or (2) disclose information to regulatory bodies. EMPLOYEE is not required to contact the COMPANY before engaging in such communications. EMPLOYEE agrees that he will use his best efforts to cooperate with the COMPANY and its counsel and to be available to provide such truthful testimony and other information at such times as are reasonably requested of EMPLOYEE.

13. Non-admission of Liability. The Parties agree that the promises contained in this Agreement are not to be construed as any admission of any liability on the part of either Party arising out of EMPLOYEE’s employment or termination. By signing this document, the Parties intend to avoid any action arising out of or related to the employment or employment termination of EMPLOYEE.

4

14. Acknowledgment of Understanding. EMPLOYEE hereby declares, agrees, and warrants that he: (a) understands the terms set forth herein; (b) voluntarily accepts without coercion or duress those terms for the purpose of obtaining the separation benefits as promised herein and providing the full release of all claims against COMPANY and (c) was advised by COMPANY to consult with an attorney of his own choosing prior to the execution of this Agreement.

15. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision or portion of provision.

16. Entire Agreement. This Agreement represents the entire agreement and understanding between the COMPANY and EMPLOYEE concerning the subject matter of this Agreement and EMPLOYEE’S employment with and separation from the COMPANY and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and EMPLOYEE’S relationship with the COMPANY, with the exception of those provisions of the EMPLOYMENT AGREEMENT that survive termination of employment. EMPLOYEE acknowledges that he is not otherwise entitled to the payments and benefits provided in this Agreement unless he executes and does not revoke this Agreement. Each Party is responsible for its own costs, expenses and attorneys’ fees incurred in preparation of this Agreement. Acceptance of the terms of this Agreement must occur no earlier than November 6, 2015 and no later than November 26, 2015. EMPLOYEE agrees that any modifications, material or otherwise, made to this Agreement at any time by EMPLOYEE or COMPANY prior to the Effective Date, and even after the Termination Date, do not restart or affect in any manner the original 21-day consideration period provided in section 19.

17. No Oral Modification. This Agreement may only be amended in a writing signed by EMPLOYEE and the COMPANY’S Chairman.

18. Binding Effects/Venue. This Agreement shall be binding upon the Parties, as well as their successors, assigns, heirs, beneficiaries and designees. This Agreement shall be construed and enforced in accord with the laws of the State of Nebraska without application of Nebraska’s choice of law rules and principles. The Parties acknowledge and agree that the exclusive venue for any proceeding or action to enforce this Agreement or any provision thereof shall be in a Federal or State Court of competent jurisdiction in the State of Nebraska located in Omaha, Nebraska.

19. Rescission Rights/Effective Date. EMPLOYEE understands that this Agreement will be null and void if not executed by him within twenty-one (21) days of the Termination Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after EMPLOYEE signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”). To be effective, this revocation must be in writing and delivered to the COMPANY’S Director of Human Resources, within this seven (7) day period. If sent by mail, the revocation must be: (1) postmarked within the seven (7) day period; (2) properly addressed to COMPANY; and (3) sent by certified mail, return receipt requested.

I understand that if I revoke this Agreement as outlined above, that this Agreement will not be effective or enforceable and that I will not be eligible to receive any severance benefits under this Agreement or otherwise.

5

BY SIGNING BELOW, EMPLOYEE ACKNOWLEDGES THAT HE HAS RECEIVED THIS SEPARATION AGREEMENT AND RELEASE ON NOVEMBER 5, 2015 AND HAS READ AND UNDERSTANDS ALL OF ITS TERMS. EMPLOYEE HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THE AGREEMENT. EMPLOYEE UNDERSTANDS THAT WHETHER OR NOT HE CONSULTS WITH AN ATTORNEY IS HIS DECISION. EMPLOYEE UNDERSTANDS THAT A SIGNED COPY OF THIS AGREEMENT MUST BE RECEIVED BEFORE 4:30 P.M. CST ON THE 21ST DAY FOLLOWING HIS RECEIPT OF THIS AGREEMENT IN ORDER TO BE ELIGIBLE TO RECEIVE ANY SEPARATION BENEFITS. FURTHER, EMPLOYEE ACKNOWLEDGES THAT THIS AGREEMENT IS EXECUTED VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THAT HIS DECISION TO SIGN IT IS BASED ON THE WRITTEN PROVISIONS AND NOT ON ANY OTHER STATEMENT BY OR ON BEHALF OF COMPANY OR THE OTHER RELATING TO MY EMPLOYMENT OR ANY OTHER MATTER.

IN WITNESS WHEREOF the parties have entered into this Agreement on the 9th day of November, 2015.

EMPLOYEE

/s/ Christopher D. Stark

STATE OF NEBRASKA	)
) ss.
COUNTY OF DODGE	)

The foregoing instrument was acknowledged before me this 9th day of November 2015 by Christopher D. Stark.

/s/ notary signature
Notary Public

COMPANY

By	/s/ Nathan Legband
Name:	Nathan Legband
Title:	CFO

The foregoing instrument was acknowledged before me this 9th day of November, 2015 by Nathan Legband, an Officer of COMPANY a Delaware corporation, on behalf of the Company.

/s/ notary signature
Notary Public

6